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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): October 21, 1998
                                                  ----------------


                        The Williams Companies, Inc.
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           (Exact name of registrant as specified in its charter)



    Delaware                  1-4174                  73-0569878
---------------           ---------------         -------------------
(State or other             (Commission             (I.R.S. Employer
jurisdiction of             File Number)          Identification No.)
incorporation)



One Williams Center, Tulsa, Oklahoma                                74172
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  918/573-2000
                                                     ------------


                               Not Applicable
      ----------------------------------------------------------------
        (Former name or former address, if changed since last report)
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Item 5.    Other Events.


           The Williams Companies, Inc. (the "Company") has reported unaudited net income of $32.1 million, or 7 cents per share on a diluted basis, for the third quarter that ended September 30, 1998.

           In addition, the Company reports that in 1988 certain royalty owners in a producing field in Cameron Parish, Louisiana, brought suit against a subsidiary of the Company and other working interest owners seeking additional royalties or lease cancellation. An amended Petition later added a second subsidiary of the Company, the Company, and additional working interest owners. All other defendants have been dismissed or have settled with Plaintiffs. In their recently amended damages claim, the Plaintiffs asserted royalty underpayments plus interest of approximately $12 million. The claimed damages are attributable to all working interests for a period of approximately 15 years. One of the two subsidiaries of the Company party to the litigation owned a one-half interest in the field and served as operator for approximately eight years. The other subsidiary purchased produced gas from the field. Plaintiffs also request punitive damages equal to double the alleged actual damages and attorneys' fees. The Company believes all royalties due from its subsidiaries were properly paid, that the field was properly operated, and that it is not responsible for any amounts due from any other working interests or for the period after its subsidiary had sold its interest and terminated its status as operator of the field.

           Settlement discussions have broken off, and the case is now proceeding to trial in state court of Cameron Parish.





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           Item 7.        Financial Statements and Exhibits.

The Company files the following exhibit as part of this report:

           Exhibit 99.1 Copy of the Company's press release, dated October 21, 1998, publicly announcing the quarterly earnings reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          THE WILLIAMS COMPANIES, INC.




Date: October 21, 1998                    /s/ WILLIAM G. VON GLAHN
                                          -------------------------------------
                                          Name:  William G. von Glahn
                                          Title: Senior Vice President
                                                 and General Counsel





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                                EXHIBIT INDEX

EXHIBIT
  NO.           DESCRIPTION
-------         -----------
Exhibit 99.1    Copy of the Company's press release, dated October 21, 1998, publicly announcing the quarterly earnings reported herein.
